UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

Kidpik Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41032	81-3640708
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue South, 3rd Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 399-2323

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

Effective on March 21, 2022, the Board of Directors of Kidpik Corp., a Delaware corporation (the “Company”), increased the number of members of the Board of Directors from two to three, and appointed Mr. Bart Sichel as a member of the Board of Directors to fill the newly created vacancy, each pursuant to the powers provided to the Board of Directors by the Company’s Bylaws. Mr. Sichel was appointed as a Class III director. As a Class III director, Mr. Sichel is expected to stand for election by the Company’s stockholders at the 2024 Annual Meeting of Stockholders.

The Board of Directors determined that Mr. Sichel was “independent” pursuant to the rules of the NASDAQ Capital Market and pursuant to Rule 10A-3(b)(1) under the Securities Act of 1933, as amended.

Mr. Sichel is not party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. Sichel and any other person pursuant to which Mr. Sichel was selected to serve as a director of the Company, nor is Mr. Sichel a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Company also entered into an Indemnification Agreement with Mr. Sichel. The Indemnification Agreement provides for indemnification of, and advancement of litigation and other expenses to, Mr. Sichel to the fullest extent permitted by law for claims relating to his service to the Company, subject to the terms and conditions contained in the form of Indemnification Agreement incorporated by reference hereto as Exhibit 99.1. The Indemnification Agreement is identical in all material respects to the indemnification agreements entered into with other Company directors.

There are no family relationships between any director or executive officer of the Company, including Mr. Sichel.

Mr. Sichel was appointed as a member of the Company’s Audit Committee upon his appointment to the Board of Directors.

The Company has no formal director compensation policy; however, it is expected that Mr. Sichel will receive equity consideration for his services on the Board of Directors, issuable in the discretion of the Board of Directors, provided that the Company has no current plans to award any equity compensation to Mr. Sichel.

Biographical information for Mr. Sichel is provided below:

Bart Sichel, age 57

Mr. Sichel is a proven marketing leader and veteran c-level executive in the retail space. Mr. Sichel has served as the President of bps Captura, an independent advisory and consulting firm to senior corporate leaders, private equity firms, and boards across multiple consumer- facing industries, since October 2019. Since March 2020, he has served as a senior advisor to Rotomaire, Inc. dba Banyan, in the Fintech industry; since October 2020 he has served as a senior advisor to Impact Analytics, in the merchandising analytics industry, and since September 2020 he has served on the advisory board of Forman Mills, in the retail industry. Mr. Sichel has also served as an adjunct professor at NYU since December 2019. Mr. Sichel previously worked at Burlington Stores (“Burlington”) from 2011 to August 2019, where he served as Executive Vice President and Chief Marketing Officer. He was a key member of the leadership team that turned the business around and launched its initial public offering. At Burlington, Mr. Sichel was responsible for marketing, corporate strategy and the company’s push into e-commerce. Prior to joining Burlington, from 1998 to 2011, Mr. Sichel served as a Principal at McKinsey & Company. He was a leader in McKinsey’s Marketing and Retail practices in North America. Prior to 1998, Mr. Sichel worked in various capacities across consumer facing industries including retail, e-commerce, packaged goods, financial services, and media. Mr. Sichel serves on the national board of directors for The Leukemia & Lymphoma Society. Mr. Sichel holds an M.B.A. from Columbia University and a B.A. from Vassar College.

We have concluded that Mr. Sichel is well qualified to serve on our board based upon his extensive marketing, ecommerce, and business strategy experience.

Item 7.01 Regulation FD Disclosure.

On March 21, 2022, the Company issued a press release announcing the appointment of Mr. Sichel to the Company’s Board of Directors and audit committee. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated in this Item 7.01 by reference.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.2 attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Form of Director and Officer Indemnification Agreement (Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 16, 2021, and incorporated by reference herein)(File No. 001-41032)
99.2*	Press Release of Kidpik Corp. Dated March 21, 2022
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2022

Kidpik Corp.

By:	/s/ Ezra Dabah
Name:	Ezra Dabah
Title:	Chief Executive Officer